SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2006
H. J. HEINZ COMPANY
(Exact Name of Registrant as Specified in Charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

1-3385	25-0542520
(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh,
Pennsylvania	15219
(Address of Principal Executive Offices	(Zip Code)
Registrant’s telephone number, including area doe: 412-456-5700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ANNUAL INCENTIVE COMPENSATION TO BE EARNED IN FISCAL YEAR 2007
On May 9, 2006, the Management Development & Compensation Committee (the “Committee”) of H.J. Heinz Company (the “Company”) approved the performance goals for the Company’s annual incentive plans. The annual incentive bonus for each of the Company’s five most highly paid executives (“Covered Employees” as defined in Section 162(m)(3) of the Internal Revenue Code (the “Code”)) will be sourced from the Senior Executive Incentive Compensation Plan (“SEICP”), and all other executives will be paid under the Annual Incentive Plan (“AIP”).
The metrics that will be used to determine any annual bonus awards under the AIP in Fiscal Year 2007 are, for World Headquarters executives, earnings per share, operating free cash flow and net sales value, and in addition for business unit executives, business unit operating income, operating free cash flow and net sales value, as well as personal goals specific to each participant as established by the Committee. Awards are payable in cash, if earned. The metric that will be used to establish the maximum amount of annual bonus awards under the SEICP in Fiscal Year 2007 will be net income from continuing operations adjusted to eliminate the after-tax effects of any restructuring charges, extraordinary items, and the cumulative effect of accounting changes, each as defined by accounting principles generally accepted in the United States (“Net Income”). The maximum amounts for the Fiscal Year 2007 awards pursuant to the SEICP will be determined based upon a performance incentive pool equal to 1.5% of the Company’s Net Income (the “Pool”). The performance incentive pool awards will be calculated and divided among the Covered Employees, and the maximum award for any one participant shall not exceed 40% of the Pool. For Fiscal Year 2007, the maximum award for the CEO shall not exceed 40% of the Pool and 15% of the Pool for each of the other Covered Employees. The awards under the SEICP are payable in cash, if earned, and are intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code. At the conclusion of Fiscal Year 2007, the Committee may exercise negative discretion in determining the final amount of any award with respect to each participant in the SEICP, which may range from zero to an amount not exceeding the maximum percentage specified for such participant. The Committee will use the same metrics employed for the AIP (earnings per share, operating free cash flow, net sales value, business unit operating income, operating free cash flow and net sales value and specific personal goals) to determine the actual amount of any bonus paid to any Covered Employee in Fiscal Year 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H. J. HEINZ COMPANY
Date: May 15, 2006	By:	/s/ Arthur Winkleblack
		Name:	Arthur Winkleblack
		Title:	Executive Vice President and Chief Financial Officer